UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 31, 2004

JASMINE’S GARDEN

(Exact name of Registrant as specified in its charter)

Nevada	333-64804	91-2132336
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4705 West Addisyn Court Visalia, CA		93291
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 559-732-8177

Items 1 through 3 and 5, 6 and 8 through 12 are not applicable and therefore omitted.

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On March 31, 2004, Rogelio G. Castro CPA, Independent Auditor (“Castro”) resigned as our principal independent accountant.  Mr. Castro’s reports on our financial statements for the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. However, the audit report for the year ended December 31, 2002 included an emphasis pertaining to matters, which raise substantial doubt about our ability to continue as a going concern.

During our two most recent fiscal years and through the date of Castro’s resignation, there were no disagreements with Castro on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Castro’s satisfaction, would have caused Castro to make reference to the subject matter in connection with its report of the financial statements for such years or interim periods through March 31, 2004; and there were no reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B.

On March 31, 2004, we retained Moores Rowland Mazars as our principal accountant.

We have provided Castro with a copy of the above disclosures. Attached as Exhibit 16.1 is a copy of Castro’s letter, dated March 31, 2004, stating his agreement with the disclosures in this report concerning his resignation as Jasmine’s Garden’s independent auditor.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)          Exhibits

The following is filed as an Exhibit to this Report:

Exhibit No.	Description of Exhibit
16.1	Letter from Rogelio G. Castro to the Securities & Exchange Commission dated March 31, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JASMINES GARDEN

By: /s/ Mei-Bin Jin
Its: Secretary

Dated: March 31, 2004